UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 2, 2006

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 609-3330

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Effective June 2, 2006, the Executive Compensation Committee of the Board of Directors of Meritage Homes Corporation (the “Company”) approved the grant of stock options to the non-employee directors and various employees within the Company. Included in this approval were grants to the following directors and executive officers:

•                  For each non-employee director, an option to acquire 5,000 shares

•                  For Steven J. Hilton, the Company’s Chairman and CEO, an option to acquire 50,000 shares

•                  For Larry W. Seay, the Company’s Executive Vice President and Chief Financial Officer, an option to acquire 20,000 shares

•                  For C. Timothy White, the Company’s Executive Vice President, General Counsel and Secretary, an option to acquire 15,000 shares

•                  For Sandra R.A. Karrmann, the Company’s Chief Human Resources Officer, a option to acquire 10,000 shares

Each option grant is being made pursuant to the Company’s 2006 Stock Incentive Plan, and each recipient is entering into either a standard form of Incentive Stock Option Agreement or Non-Qualified Stock Option Agreement, copies of which are filed at Exhibit 10.1 and 10.2 hereto, respectively, and are incorporated by reference herein.

The stock option grants to the non-employee directors vest in equal increments on each of the first two anniversary dates of the date of grant and have an exercise price equal to the closing price of our common stock on June 2, 2006, the date of grant, which was $54.01. The stock option grants to the executives listed above vest in equal increments on each of the five anniversary dates of the date of grant and have the same exercise price as the grants to the non-employee directors.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits

10.1	Form of Incentive Stock Option Agreement	Incorporated by reference to Exhibit 4.4 of Form S-8 registration statement filed on June 1, 2006
10.2	Form of Non-Qualified Stock Option Agreement	Incorporated by reference to Exhibit 4.3 of Form S-8 registration statement filed on June 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2006

MERITAGE HOMES CORPORATION

	/s/	Vicki L. Biggs
	By:	Vicki L. Biggs
Vice President, Controller and Chief Accounting Officer